EXHIBIT A

                          PROPOSED ARTICLES OF INCORPORATION
                                          OF
                         CENTURY TELEPHONE ENTERPRISES, INC.


               Set  forth  below  are  the articles of incorporation of the
          Company, as restated, assuming the adoption of each of the Amendment Proposals, pursuant to which the Board of Directors proposes to amend such articles by (i) amending paragraphs A(1), B, C and D of Article III and reordering the Article's paragraphing, (ii) amending the second paragraph of Article IV and renumbering the entire article as Article VII, (iii) consolidating the provisions of Article V into Article VII(B),
          (iv) renumbering Article VI as Article VIII, (v) amending Article VII and renumbering it as Article VI(B), (vi) amending paragraphs A, C, D and E of Article VIII and consolidating and reordering such amended provisions into Article V, (vii) amending paragraph B of Article VIII and renumbering such amended provisions as
          Article IV, (viii) renumbering Article IX as Article VI(A), (ix) renumbering Article X as Article IV(E), (x) amending paragraphs A and B of Article XI and renumbering such amended provisions as
          Article IX, (xi) amending paragraph C of Article XI and renumbering it as Article V(E), and (xii) adding new provisions as Articles IV(F), V(D), VI(C) and VII(C).


                             *  *  *  *  *  *  *  *  *  *


               [Articles  I  and  II,  which   will  not  be  amended,  are
          intentionally omitted.]

                                     ARTICLE III

                                       Capital

               A. Authorized Stock. The Corporation shall be authorized to issue an aggregate of 177 million shares of capital stock, of which 175 million shares shall be Common Stock, $1.00 par value per share, and two million shares shall be Preferred Stock, $25.00 par value per share.

               B. Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series. Authority is hereby vested in the Board of Directors of the Corporation to amend these Articles of Incorporation from time to time to fix the preferences, limitations and relative rights as between the Preferred Stock and the Common Stock, to fix the number of shares constituting any series of Preferred Stock and the designation thereof, and to fix variations in the preferences, limitations and relative rights as between different series of Preferred Stock.

               C. Voting Rights. (1) Each share of Common Stock and each outstanding share of the Series A and H Preferred Stock ("Voting Preferred Stock") which has been beneficially owned continuously by the same person since May 30, 1987 will entitle such person to ten votes with respect to such share on each matter properly submitted to the shareholders of the Corporation for their vote, consent, waiver, release or other action when the Common Stock and the Voting Preferred Stock vote together with respect to such matter.

                    (2) (a) For purposes of this paragraph C, a change in beneficial ownership of a share of the Corporation's stock shall be deemed to have occurred whenever a change occurs in any person or group of persons who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares (i) voting power, which includes the power to vote, or to direct the voting of such share; (ii) investment power, which includes the power to direct the sale or other disposition of such share; (iii) the right to receive or retain the proceeds of any sale or other disposition of such share; or (iv) the right to receive distributions, including cash dividends, in respect to such share.

                         (b) In the absence of proof to the contrary provided in accordance with the procedures referred to in subparagraph (4) of this paragraph C, a change in beneficial ownership shall be deemed to have occurred whenever a share of stock is transferred of record into the name of any other person.

                         (c) In the case of a share of Common Stock or Voting Preferred Stock held of record in the name of a corporation, general partnership, limited partnership, voting trustee, bank, trust company, broker, nominee or clearing agency, or in any other name except a natural person, if it has not been established pursuant to the procedures referred to in subparagraph (4) that such share was beneficially owned continuously since May 30, 1987 by the person who possesses all of the attributes of beneficial ownership referred to in clauses
          (i) through (iv) of subparagraph (2)(a) of this paragraph C with respect to such share of Common Stock or Voting Preferred Stock, then such share of Common Stock or Voting Preferred Stock shall carry with it only one vote regardless of when record ownership of such share was acquired.

                         (d) In the case of a share of stock held of record in the name of any person as trustee, agent, guardian or custodian under the Uniform Gifts to Minors Act, the Uniform Transfers to Minors Act or any comparable statute as in effect in any state, a change in beneficial ownership shall be deemed to have occurred whenever there is a change in the beneficiary of such trust, the principal of such agent, the ward of such guardian or the minor for whom such custodian is acting.

                    (3) Notwithstanding anything in this paragraph C to the contrary, no change in beneficial ownership shall be deemed to have occurred solely as a result of:

                         (a) any event that occurred prior to May 30, 1987, including contracts providing for options, rights of first refusal and similar arrangements, in existence on such date to which any holder of shares of stock is a party;

                         (b) any transfer of any interest in shares of stock pursuant to a bequest or inheritance, by operation of law upon the death of any individual, or by any other transfer without valuable consideration, including a gift that is made in good faith and not for the purpose of circumventing this paragraph C;

                         (c)  any change in the beneficiary  of  any trust,
          or any distribution of a share of stock from trust, by reason of the birth, death, marriage or divorce of any natural person, the adoption of any natural person prior to age 18 or the passage of a given period of time or the attainment by any natural person of a specified age, or the creation or termination of any guardianship or custodian arrangement; or

                         (d)  any   appointment  of  a  successor  trustee,
          agent, guardian or custodian with respect to a share of stock.

                    (4) For purposes of this paragraph C, all determinations concerning changes in beneficial ownership, or the absence of any such change, shall be made by the Corporation. Written procedures designed to facilitate such determinations shall be established by the Corporation and refined from time to time. Such procedures shall provide, among other things, the manner of proof of facts that will be accepted and the frequency with which such proof may be required to be renewed. The Corporation and any transfer agent shall be entitled to rely on all information concerning beneficial ownership of a share of stock coming to their attention from any source and in any manner reasonably deemed by them to be reliable, but neither the Corporation nor any transfer agent shall be charged with any other knowledge concerning the beneficial ownership of a share of stock.

                    (5) Each share of Common Stock acquired by reason of any stock split or dividend shall be deemed to have been beneficially owned by the same person continuously from the same date as that on which beneficial ownership of the share of Common Stock, with respect to which such share of Common Stock was distributed, was acquired.

                    (6) Each share of Common Stock acquired upon conversion of the outstanding Series A and H Preferred Stock of the Corporation ("Convertible Stock") shall be deemed to have been beneficially owned by the same person continuously from the date on which such person acquired the Convertible Stock converted into such share of Common Stock.

                    (7) Where a holder beneficially owns shares having ten votes per share and shares having one vote per share, and transfers beneficial ownership of less than all of the shares held, the shares transferred shall be deemed to consist, in the absence of evidence to the contrary, of the shares having one vote per share.

                    (8) Shares of Common Stock held by the Corporation's employee benefit plans will be deemed to be beneficially owned by such plans regardless of how such shares are allocated to or voted by participants, until the shares are actually distributed to participants.

                    (9) Each share of Common Stock, whether at any particular time the holder thereof is entitled to exercise ten votes or one, shall be identical to all other shares of Common Stock in all other respects.

                    (10) Each share of Voting Preferred Stock, whether at any particular time the holder thereof is entitled to exercise ten votes or one, shall be identical in all other respects to all other shares of Voting Preferred Stock in the same designated series.
                    (11) Each share of Common Stock issued by the Corporation in a business combination transaction shall be deemed to have been beneficially owned by the person who received such share in the transaction continuously for the shortest period, as determined in good faith by the Board of Directors, that would be permitted for the transaction to be accounted for as a pooling of interests, provided that the Audit Committee of the Board of Directors has made a good faith determination that (a) such transaction has a bona fide business purpose, (b) it is in the best interests of the Corporation and its shareholders that such transaction be accounted for as a pooling of interests under generally accepted accounting principals and (c) such issuance of Common Stock does not have the effect of nullifying or materially restricting or disparately reducing the per share voting rights of holders of an outstanding class or classes of voting stock of the Corporation. Notwithstanding the foregoing, (i) the Corporation shall not issue shares in a business combination transaction if such issuance would result in a violation of any rule or regulation regarding the per share voting rights of publicly-traded securities that is promulgated by the Securities and Exchange Commission or the principal exchange upon which the Common Stock is then listed for trading and (ii) nothing herein shall be interpreted to require the Corporation to account for any business combination transaction in any particular manner.

               D. Non-Assessability; Transfers; Pre-emptive Rights. The stock of this Corporation shall be fully paid and non-assessable when issued and shall be personal property. No transfer of such stock shall be binding upon this Corporation unless such transfer is made in accordance with these Articles and the by-laws of this Corporation and duly recorded in the books thereof. No stockholder shall have any pre-emptive right to subscribe to any or all additions to the stock of this Corporation.

               [The remainder of Article III, which sets forth the terms and conditions of the Company's Series A, H, K and AA Preferred Stock, has been intentionally omitted.]

                                      ARTICLE IV

                                      Directors

               A. Number of Directors. The number of directors comprising the Board of Directors of this Corporation (exclusive of directors who may be elected by the holders of any one or more series of Preferred Stock voting separately) shall be 14 unless otherwise determined from time to time by resolution adopted by the affirmative votes of both (i) 80% of the directors then in office and (ii) a majority of the Continuing Directors (as defined in Article V(C)), voting as a separate group, provided, however, that no decrease in the number of directors shall shorten the term of any incumbent director.

               B. Classification. The Board of Directors, other than those who may be elected by the holders of any one or more series of Preferred Stock voting separately, shall be divided, with respect to the time during which they shall hold office, into three classes, designated Class I, II and III, as nearly equal in number as possible. Any increase or decrease in the number of directors shall be apportioned by the Board of Directors so that all classes of directors shall be as nearly equal in number as possible. At each annual meeting of shareholders, directors chosen to succeed those whose terms then expire shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election and until their successors are duly elected and qualified.

               C. Vacancies. Except as provided in Article IV(G) hereof, any vacancy on the Board (including any vacancy resulting from an increase in the authorized number of directors or from a failure of the shareholders to elect the full number of authorized directors) may, notwithstanding any resulting absence of a quorum of directors, be filled only by the Board of Directors, acting by vote of both (i) a majority of the directors then in office and
          (ii) a majority of all the Continuing Directors, voting as a separate group, and any director so appointed shall serve until the next shareholders' meeting held for the election of directors of the class to which he shall have been appointed and until his successor is duly elected and qualified.

               D. Removal. Subject to Article IV(G) hereof and notwithstanding any other provisions of these Articles or the Bylaws of this Corporation, any director or the entire Board of Directors may be removed at any time, but only for cause, by the affirmative vote at a meeting of shareholders called for such purpose of the holders of both (i) a majority of the Total Voting Power (as defined in Article V(C) hereof) entitled to be cast by the holders of Voting Stock (as defined in Article V(C) hereof), voting together as a single class, and (ii) a majority of the Total Voting Power entitled to be cast by the Independent Shareholders (as defined in Article V(C)), voting as a separate group. At the same meeting in which the shareholders remove one or more directors, a successor or successors may be elected for the unexpired term of the director or directors removed. Except as set forth in this Article, directors shall not be subject to removal.

               E. Tender Offers and Other Extraordinary Transactions. In connection with the exercise of its judgment in determining what is in the best interest of the Corporation and its stockholders when evaluating a Business Combination or a tender or exchange offer or a proposal by another Person or Persons to make a tender or exchange offer, the Board of Directors of the Corporation shall consider, in addition to the adequacy of the amount to be paid in connection with any such transaction, all of the following factors and any other factors which it deems relevant:
          (i) the social and economic effects of the transaction on the Corporation and its subsidiaries, and their respective employees, customers, creditors and other elements of the communities in which they operate or are located, (ii) the business and financial condition and earnings prospects of the acquiring Person or Persons, including, but not limited to, debt service and other existing or likely financial obligations of the acquiring Person or Persons, and the possible effect of such conditions upon the Corporation and its Subsidiaries and the other elements of the communities in which the Corporation and its subsidiaries operate or are located, and (iii) the competence, experience and integrity of the acquiring Person or Persons and its or their management.

               F. Board Qualifications. (1) Except as otherwise provided in Article IV(G) hereof, no person shall be eligible for nomination, election or service as a director of the Corporation who shall:

                         (a) in the opinion of the Board of Directors fail to respond satisfactorily to the Corporation respecting any inquiry of the Corporation for information to enable the Corporation to make any certification required by the Federal Communications Commission under the Anti-Drug Abuse Act of 1988 or to determine the eligibility of such person under this Article;

                         (b) have been arrested or convicted of any offense concerning the distribution or possession of, or trafficking in, drugs or other controlled substances, provided that in the case of an arrest the Board of
               Directors may in its discretion determine that notwithstanding such arrest such persons shall remain eligible under this Article; or

                         (c) have engaged in actions that could lead to such an arrest or conviction and that the Board of Directors determines would make it unwise for such person to serve as a director of the Corporation.

                    (2) Any person serving as a director of the Corporation shall automatically cease to be a director on such date as he ceases to have the qualifications set forth in paragraph (1) above, and his position shall be considered vacant within the meaning of Article IV(C) hereof.

               G. Directors Elected by Preferred Shareholders. Notwithstanding anything in these Articles of Incorporation to the contrary, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the provisions of these Articles of Incorporation (as they may be duly amended from time to time) fixing the rights and preferences of such Preferred Stock shall govern with respect to the nomination, election, term, removal, vacancies or other related matters with respect to such directors.

                                      ARTICLE V

                            Certain Business Combinations

               A. Supermajority Vote. In addition to any affirmative vote otherwise required by law or these Articles of Incorporation (notwithstanding the fact that a lesser percentage may be specified by law or these Articles of Incorporation) and except as otherwise expressly provided in Article V(B):

                    (1) any merger, consolidation or share exchange of the Corporation or any Subsidiary with an Interested Shareholder or with any other corporation, whether or not itself an Interested Shareholder, which is, or after such merger, consolidation or share exchange would be, an Affiliate or Associate of an Interested Shareholder who was an Interested Shareholder prior to the transaction;

                    (2) any sale, lease, transfer, exchange, mortgage, pledge, loan, advance, or other similar disposition (in one or more series of transactions), with or for the direct or indirect benefit of any Interested Shareholder or any Affiliate or Associate thereof, of any assets of the Corporation or any Subsidiary having, measured at the time the transaction or transactions are approved by the Board of Directors, an aggregate book value or Market Value as of the end of the Corporation's most recently ended fiscal quarter of $1 million or more;

                    (3)  the  adoption  of  any  plan  or  proposal for the
               liquidation  or  dissolution  of  the  Corporation   or  any
               Subsidiary;

                    (4) the issuance or transfer by the Corporation or any Subsidiary, in one transaction or in a series of transactions in any twelve-month period, of any Equity Securities of the Corporation or any Subsidiary that have an aggregate Market Value of $1 million or more to any Interested Shareholder or any Affiliate or Associate thereof, except pursuant to the exercise of warrants or rights to purchase securities offered pro rata to all holders of the Corporation's Voting Stock or by any other method affording substantially proportionate treatment to the holders of Voting Stock;

                    (5) any reclassification or recapitalization of securities of the Corporation, including any reverse stock split, any merger, consolidation or share exchange of the Corporation with any Subsidiary, or any other transaction (whether or not involving an Interested Shareholder) that has the effect, directly or indirectly, in one transaction or a series of transactions, of increasing the voting power (regardless of when exercisable) or the proportionate amount of the outstanding shares of any class or series of Equity Securities of the Corporation or any Subsidiary directly or indirectly beneficially owned by any Interested Shareholder or any Affiliate or Associate thereof;

                    (6) any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation or any Subsidiary to an Interested Shareholder or any Affiliate or Associate thereof, except proportionately as a shareholder; or

                    (7)  any   agreement,  contract  or  other  arrangement
               providing directly or indirectly for any of the foregoing;

          shall require (i) the approval by a majority of both the directors then in office and a majority of the Continuing Directors, voting as a separate group, and (ii) the affirmative vote of both 80% of the Total Voting Power entitled to be cast by the holders of Voting Stock, voting together as a single class, and two-thirds of the Total Voting Power entitled to be cast by the Independent Shareholders present or duly represented at a meeting, voting together as a separate class. In addition, a proxy or information statement describing the proposed Business Combination and complying with the requirements of the Exchange Act and the rules and regulations promulgated thereunder shall be mailed to all shareholders of the Corporation at least 30 days prior to the consummation of such Business Combination (regardless of whether such proxy or information statement is required pursuant to such act).

               B. Exceptions to Supermajority Vote Requirements. If all conditions specified in either of paragraphs 1 or 2 below are met, the provisions of Article V(A) shall not be applicable to any Business Combination, and such Business Combination shall require only the affirmative vote of two-thirds of the Total Voting Power entitled to be cast by the holders of Voting Stock present or duly represented at a shareholders' meeting called for such purpose and such other votes as may be required by law, any other provisions or these Articles of Incorporation or the Bylaws, and shall further require only the delivery of such proxy or information statements, if any, as may be required by law:

                    (1) The Business Combination shall have been approved prior to the time such Interested Shareholder became an Interested Shareholder by a majority of the directors then in office and a majority of the Continuing Directors, voting as a separate group; or

                    (2) All of the following five conditions have been met:

                         (a) The aggregate amount of the cash and the Market Value as of the Valuation Date of consideration other than cash to be received per share by holders of Common Stock in such Business Combination is at least equal to the highest of the following:

                              1. the highest per share price, including any brokerage commissions, transfer taxes and soliciting dealer's fees, paid by the Interested Shareholder for any shares of Common Stock acquired by it within the two-year period immediately prior to the Announcement Date or in the transaction in which it became an Interested Shareholder, whichever is higher;

                              2.   the Market  Value  per  share  of Common
                         Stock   on   the   Announcement  Date  or  on  the
                         Determination Date, whichever is higher; or

                              3. the price per share equal to the Market Value per share of Common Stock determined pursuant to clause (2) immediately preceding, multiplied by a fraction, the numerator of which is the highest per share price, including any brokerage commissions, transfer taxes and soliciting dealers' fees, paid by the Interested Shareholder for any shares of Common Stock acquired by it within the two-year period immediately prior to the Announcement Date, and the denominator of which is the Market Value per share of Common Stock on the first date in such two-year period on which the Interested Shareholder acquired any shares of Common Stock.

                         (b) The aggregate amount of the cash and the Market Value as of the Valuation Date of consideration other than cash to be received per share by holders of shares of any class or series of outstanding stock other than Common Stock is at least equal to the highest of the following, whether or not the Interested Shareholder has previously acquired any shares of any such class or series of stock:

                              1. the highest per share price, including any brokerage commissions, transfer taxes and soliciting dealers' fees, paid by the Interested Shareholder for any shares of such class or series of stock acquired by it within the two-year period immediately prior to the Announcement Date or in the transaction in which it became an Interested Shareholder, whichever is higher;

                              2. the highest preferential amount per share to which the holders of shares of such class or series of stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

                              3. the Market Value per share of such class or series of stock on the Announcement Date or on the Determination Date, whichever is higher; or

                              4. the price per share equal to the Market Value per share of such class or series of stock, determined pursuant to clause (3) immediately preceding, multiplied by a fraction, the numerator of which is the highest per share price, including any brokerage commissions, transfer taxes and soliciting dealers' fees, paid by the Interested Shareholder for any shares of any such class or series of Voting Stock acquired by it within the two-year period immediately prior to the Announcement Date, and the denominator of which is the Market Value per share of the same class or series of voting stock on the first day in such two-year period on which the Interested Shareholder acquired any shares or the same class or series of Voting Stock.

                         (c) The consideration to be received by holders of any class or series of outstanding stock is to be in cash or in the same form as the Interested Shareholder has previously paid for shares of the same class or series of stock. If the Interested Shareholder has paid for shares of any class of stock with varying forms of consideration, the form of consideration for such class of stock shall be either in cash or the form used to acquire the largest number of shares of such class or series of stock previously acquired by it. In making any price calculation under paragraph 2 of this
                    Article V(B), appropriate adjustments shall be made to reflect any reclassification or stock split (including any reverse stock split), stock dividend, recapitalization, reorganization or any similar transaction which has the effect or increasing or reducing the number of outstanding shares of stock.

                         (d) After the Interested Shareholder has become an Interested Shareholder and prior to the consummation of such Business Combination:

                              1. there shall have been no failure to declare and pay at the regular date therefor any full periodic dividends, whether or not cumulative, on any outstanding Preferred Stock of the Corporation or other capital stock entitled to a preference over the Common Stock as to dividends or upon liquidation;

                              2. there shall have been no reduction in the annual rate of dividends paid on the Common Stock, except as necessary to reflect any subdivision of the Common Stock, and no failure to increase the annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or other similar transaction which has the effect of reducing the number of outstanding shares of Common Stock; and

                              3.   the  Interested   Shareholder   did  not
                         become the Beneficial Owner of any additional shares of stock of the Corporation except as part of the transaction which resulted in such Interested Shareholder becoming an Interested Shareholder or by virtue of proportionate stock splits or stock dividends.

                    The provisions of clauses (1) and (2) immediately preceding shall not apply if no Interested Shareholder or any Affiliate or Associate thereof voted as a director of the Corporation in favor of foregoing or reducing dividends in the manner specified in such clauses and the Interested Shareholder, within ten days after any such act or failure to act that resulted in such loss or diminution of dividends, notifies the Board of Directors of the Corporation in writing that the Interested Shareholder disapproves thereof and requests in good faith that the Board of Directors rectify such act or failure to act.

                         (e) After the Interested Shareholder has become an Interested Shareholder, the Interested Shareholder shall not have received the benefit, directly or indirectly, except proportionately as a shareholder, of any loans, advances, guarantees, pledges or other financial assistance provided by the Corporation or any Subsidiary, whether in anticipation of or in connection with such Business Combination or otherwise.

               C.   Definitions.    For  purposes  of  these  Articles   of
          Incorporation or the Bylaws of this Corporation:

                    (1) "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations promulgated under the Exchange Act (the term "registrant" in such Rule 12b-2 meaning in this case the Corporation), provided, however, that in no event shall the Corporation, any of its Subsidiaries, any employee benefit plan or any of the other persons or entities exempted from the definition of Interested Shareholder in Article V(C) hereof be deemed to be an Affiliate or Associate of any Interested Shareholder.

                    (2)  "Announcement Date" means the first general public
               announcement of the proposal or intention to make a proposal to consummate a Business Combination or its first communication generally to shareholders of the Corporation, whichever is earlier.

                    (3) A person shall be deemed to be the "Beneficial Owner" of any shares of capital stock (regardless whether owned of record):

                         (a) Which that person or any of its Affiliates or Associates, directly or indirectly, owns beneficially; or

                         (b) Which such person or any of its Affiliates or Associates has (i) the right to acquire (whether exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding; or

                         (c) Which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of voting capital stock of the Corporation or any Subsidiaries.

                    (4)  "Business   Combination"   means  any  transaction
               referred to in any one or more of the  clauses  (1)  through
               (7) of Article V(A).

                    (5) "Capital Stock" means any Common Stock, Preferred Stock or other shares of capital stock of the Corporation, or any bonds, debentures, or other obligations granted voting rights by the Corporation pursuant to La. R.S. 12:75H.

                    (6) "Continuing Director" means any member of the Board of Directors who is not an Interested Shareholder or an Affiliate or Associate thereof, and who was a director of the Corporation prior to the time the Interested Shareholder became an Interested Shareholder, and any other member of the Board of Directors who is not an Interested Shareholder or an Affiliate or Associate thereof, and was recommended or elected by a majority of the Continuing Directors at a meeting at which a quorum consisting of a majority of the Continuing Directors was present, provided that, in the absence of an Interested Shareholder, any reference to "Continuing Directors" shall mean all the directors then in office.

                    (7)  "Determination  Date"  means  the date on which an
               Interested    Shareholder   first   became   an   Interested
               Shareholder.

                    (8) "Employee Benefit Plan" means any option, bonus, profit sharing, employee stock ownership, dividend reinvestment, savings or similar plan of the Corporation or any Subsidiary, or any trust related thereto.

                    (9) "Equity Security" means (a) any stock or similar security, certificate of interest, or participation in any profit-sharing agreement, voting trust certificate, or certificate of deposit for the foregoing, (b) any security convertible, with or without consideration, into an equity security, or any warrant or other security carrying any right to subscribe to or purchase an equity security, or (c) any put, call, straddle, or other option, right or privilege to acquire an equity security from or to sell an equity security to another without being bound to do so.

                    (10) "Exchange  Act" means the Securities Exchange  Act
               of 1934, as amended.

                    (11) "Independent Shareholder" means a holder of Voting
               Stock who is not an Interested Shareholder or an Affiliate or Associate thereof.

                    (12) "Interested  Shareholder" means any person  (other
               than the Corporation, any Subsidiary, any Employee Benefit Plan, any fiduciary with respect to an Employee Benefit Plan acting in such capacity, or any Affiliate or Associate of any of the foregoing) who (a) is the Beneficial Owner, directly or indirectly, of shares of capital stock (including two or more classes or series voting together as a single class) representing 10% or more of the outstanding Total Voting Power entitled to vote for the election of directors, or (b) is an Affiliate or Associate of the Corporation and at any time within the two-year period immediately prior to the date in question was the Beneficial Owner, directly or indirectly, of shares of capital stock (including two or more classes or series voting together as a single class) representing 10% or more of the outstanding Total Voting Power entitled to vote for the election of directors. For the purpose of determining whether a person is an Interested Shareholder, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned by the person through application of paragraph 3 of
               Article V(C) but shall not include any other shares of Voting Stock that may be issuable pursuant to any agreement, arrangement, or understanding or upon exercise of conversion rights, warrants or options, or otherwise.

                    (13) "Market Value" means:

                         (a) in the case of stock, the highest closing sale price during the 30 calendar day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange listed stocks, or, if such stock is not quoted on such Composite Tape, on the New York Stock Exchange, or if such stock is not listed on such exchange, on the principal United States securities exchange registered under the Exchange Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sales price during the 30 calendar day period immediately preceding the date in question as reported by the National Association of Securities Dealers, Inc. for securities traded on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ"), or, if such stock is not traded in such system, the closing bid quotation with respect to a share of such stock during the 30 calendar day period preceding the date in question on NASDAQ, or any similar system then in use, or if no such quotation is available, the fair market value on the date in question of a share of such stock as determined by a majority of the Continuing Directors at a meeting of the Board of Directors at which a quorum consisting of at least a majority of the then Continuing Directors is present; and

                         (b) in the case of property other than cash or stock, the fair market value or such property on the date in question as determined by a majority of the Continuing Directors at a meeting of the Board of Directors at which a quorum consisting of at least a majority of the then Continuing Directors is present.

                    (14) A "person" means any individual, firm, corporation
               or other entity, or a group of persons acting or agreeing to act together in the manner set forth in Rule 13d-5 under the Securities Exchange Act of 1934.

                    (15) "Subsidiary" means any corporation of which voting
               stock having a majority of the votes entitled to be cast generally in the election of directors is owned, directly or indirectly, by the Corporation.

                    (16) "Total Voting Power," when used  in  reference  to
               any   particular   matter   properly   brought   before  the
               shareholders for their consideration and vote, means the total number of votes that holders of Capital Stock are entitled to cast with respect to such matter.

                    (17) "Valuation Date" means:

                         (a) for a Business Combination voted upon by shareholders, the later of the day prior to the date of the shareholders' vote or the date 20 business days prior to the consummation of the Business Combination; and

                         (b) for a Business Combination not voted upon by shareholders, the date of the consummation of the Business Combination.

                    (18) "Voting  Stock"  means  shares  of  Capital  Stock
               entitled to vote generally in an election of directors.

               D. Determinations. For the purpose of this Article V, so long as Continuing Directors constitute at least a majority of the entire Board of Directors, the Board of Directors shall have the power to make a good faith determination, on the basis of information known to them, of: (1) the number of shares of capital stock of which any person or entity is the Beneficial Owner, (2) whether any person or entity is an Interested Shareholder or an Affiliate or Associate thereof, (3) whether any person or entity has an agreement, arrangement or understanding with another as to the matters referred to in the definition of Beneficial Owner herein, (4) whether any transaction constitutes a Business Combination (including the power to determine in good faith the book value or Market Value of the assets of the Corporation or any Subsidiary) or is a transaction with or for the benefit of an Interested Shareholder, (5) whether any of the events referred to in subsection (B)(2)(d) of this Article V have occurred, and (6) such other matters with respect to which a determination is required under this Article V. All such good faith determinations by the Board of Directors shall be conclusive and binding for all purposes of this Article V.

               E. Benefit of Statute. This Corporation claims and shall have the benefits of La.R.S. 12:132-134, provided, however, that the provisions of La.R.S. 12:132-134 shall not apply to any "business combination" (as defined in La. R.S. 12:132(4)) involving any Employee Benefit Plan (as defined in Article V(C)) or any fiduciary with respect to any such plan acting in such capacity.

                                      ARTICLE VI

                                Shareholders' Meetings

               A. Written Consents. Any action required or permitted to be taken at any annual or special meeting of shareholders may be taken only upon the vote of the shareholders, present in person or represented by duly authorized proxy, at an annual or special meeting duly noticed and called, as provided in the Bylaws of the Corporation, and may not be taken by a written consent of the shareholders pursuant to the Business Corporation Law of the State of Louisiana.

               B. Special Meetings. Subject to the terms of any outstanding class or series of Preferred Stock that entitles the holders thereof to call special meetings, a majority of the Total Voting Power of the Corporation shall be required to cause the Secretary of the Corporation to call a special meeting of shareholders pursuant to La. R.S. 12:73B (or any successor provision). Nothing in this Article VI shall limit the power of the President of the Corporation or its Board of Directors to call a special meeting of shareholders.

               C. Notice of Shareholder Nominations and Shareholder Business. (1) At any meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. Except as otherwise provided in Article IV(G), nominations for the election of directors at a meeting at which directors are to be elected may be made by or at the direction of the Board of Directors, or a committee duly appointed thereby, or by any shareholder of record entitled to vote generally for the election of directors who complies with the procedures set forth below. Other matters to be properly brought before a meeting of the shareholders must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, including matters covered by Rule 14a-8 of the Securities and Exchange Commission, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by any shareholder of record entitled to vote at such meeting who complies with the procedures set forth below.

                    (2) A notice of the intent of a shareholder to make a nomination or to bring any other matter before the meeting shall be made in writing and received by the Secretary of the Corporation not more than 120 days and not less than 60 days in advance of the first anniversary of the preceding year's annual meeting of shareholders or, in the event of a special meeting of shareholders or an annual meeting scheduled to be held either 30 days earlier or later than such anniversary date, such notice shall be received by the Secretary of the Corporation within 15 days of the earlier of the date on which notice of such meeting is first mailed to shareholders or public disclosure of the meeting date is made.

                    (3) Every such notice by a shareholder shall set forth:

                         (a) the name, age, business address and residential address of the shareholder of record who intends to make a nomination or bring up any other matter, and any person acting in concert with such shareholder;

                         (b) a representation that the shareholder is a holder of record of shares of the Corporation's capital stock that accord such shareholder the voting rights specified in paragraph (1) above and that the shareholder intends to appear in person at the meeting to make the nomination or bring up the matter specified in the notice;

                         (c) with respect to notice of an intent to make a nomination, a description of all agreements, arrangements or understandings among the shareholder, any person acting in concert with the shareholder, each proposed nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder;

                         (d) with respect to notice of an intent to make a nomination, (i) the name, age, business address and residential address of each person proposed for nomination,
               (ii) the principal occupation  or employment of such person,
               (iii) the class and number of shares of capital stock of the Corporation of which such person is the beneficial owner, and (iv) any other information relating to such person that would be required to be disclosed in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had such nominee been nominated by the Board of Directors; and

                         (e) with respect to notice of an intent to bring up any other matter, a complete and accurate description of the matter, the reasons for conducting such business at the meeting, and any material interest of the shareholder in the matter.

                    (4) Notice of an intent to make a nomination shall be accompanied by the written consent of each nominee to serve as a director of the Corporation if so elected and an affidavit of each such nominee certifying that he meets the qualifications specified in Article IV(F). The Corporation may require any proposed nominee to furnish such other information as may be reasonably required by the Corporation to determine the eligibility and qualifications of such person to serve as a director.

                    (5) With respect to any proposal by a shareholder to bring before a meeting any matter other than the nomination of directors, the following shall govern:

                         (a) Only the first ten proposals of which the Secretary of the Corporation receives sufficient notice shall be properly brought before the meeting.

                         (b) If the Secretary of the Corporation has received sufficient notice of a proposal that may properly be brought before the meeting, a proposal sufficient notice of which is subsequently received by the Secretary and that is substantially duplicative of the first proposal shall not be properly brought before the meeting. If in the judgment of the Board of Directors a proposal deals with substantially the same subject matter as a prior proposal submitted to shareholders at a meeting held within the preceding five years, it shall not be properly brought before any meeting held within three years after the latest such previous submission if (i) the proposal was submitted at only one meeting during such preceding period and it received affirmative votes representing less than 3% of the total number of votes cast in regard thereto, (ii) the proposal was submitted at only two meetings during such preceding period and it received at the time of its second submission affirmative votes representing less than 6% of the total number of votes cast in regard thereto, or (iii) the proposal was submitted at three or more meetings during such preceding period and it received at the time of its latest submission affirmative votes representing less than 10% of the total number of votes cast in regard thereto.

                         (c) Notwithstanding compliance with all of the procedures set forth above in this Article, no proposal shall be deemed to be properly brought before a meeting of shareholders if, in the judgment of the Board, it is not a proper subject for action by shareholders under Louisiana law.

                    (6) At the meeting of shareholders, the chairman shall declare out of order and disregard any nomination or other matter not presented in accordance with the foregoing procedures or which is otherwise contrary to the foregoing terms and conditions.

                    (7) Nothing in this Article shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation's proxy statement or to solicit their own proxies pursuant to the proxy rules of the Securities and Exchange Commission.

                                     ARTICLE VII

                     Limitation of Liability and Indemnification

               A. Limitation of Liability. No director or officer of the Corporation shall be liable to the Corporation or to its shareholders for monetary damages for breach of his fiduciary duty as a director or officer, provided that the foregoing provision shall not eliminate or limit the liability of a director or officer for (1) any breach of his duty of loyalty to the Corporation or its shareholders; (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) liability for unlawful distributions of the Corporation's assets to, or redemptions or repurchases of the Corporation's shares from, shareholders of the Corporation, under and to the extent provided in La. R.S. 12:92D; or (4) any transaction from which he derived an improper personal benefit.

               B. Authorization of Further Actions. The Board of Directors may (1) cause the Corporation to enter into contracts with its directors and officers providing for the limitation of liability set forth in this Article to the fullest extent permitted by law, (2) adopt By-laws or resolutions, or cause the Corporation to enter into contracts, providing for indemnification of directors and officers of the Corporation and other persons (including but not limited to directors and officers of the Corporation's direct and indirect Subsidiaries) to the fullest extent permitted by law and (3) cause the Corporation to exercise the insurance powers set forth in La. R.S. 12:83F, notwithstanding that some or all of the members of the Board of Directors acting with respect to the foregoing may be parties to such contracts or beneficiaries of such By-laws or resolutions or the exercise of such powers. No repeal or amendment of any such By-laws or resolutions limiting the right to indemnification thereunder shall affect the entitlement of any person to indemnification whose claim thereto results from conduct occurring prior to the date of such repeal or amendment.

               C. Subsidiaries. The Board of Directors may cause the Corporation to approve for the officers and directors of its direct and indirect Subsidiaries limitation of liability, indemnification and insurance provisions comparable to the foregoing.

               D. Amendment of Article. Notwithstanding any other provisions of these Articles of Incorporation, the affirmative vote of the holders of at least 80% of the Total Voting Power shall be required to amend or repeal this Article VII, and any amendment or repeal of this Article shall not adversely affect any elimination or limitation of liability of a director or officer of the Corporation under this Article with respect to any action or inaction occurring prior to the time of such amendment or repeal.

                                     ARTICLE VIII

                                      Reversion

               Except for cash, shares or other property or rights payable or issuable to the holders of Preferred Stock, the rights to which shall be determined under applicable state law, Cash, property or share dividends, shares issuable to shareholders in connection with a reclassification of stock, and the redemption price of redeemed shares, that are not claimed by the shareholders entitled thereto within one year after the dividend or redemption price became payable or the shares became issuable, despite reasonable efforts by the Corporation to pay the dividend or redemption price or deliver the certificates for the shares to such shareholders within such time, shall, at the expiration of such time, revert in full ownership to the Corporation, and the Corporation's obligation to pay such dividend or redemption price or issue such shares, as the case may be, shall thereupon cease, provided, however, that the Board of Directors may, at any time, for any reason satisfactory to it, but need not, authorize (i) payment of the amount of any cash or property dividend or redemption price or (ii) issuance of any shares, ownership of which has reverted to the Corporation pursuant to this Article, to the person or entity who or which would be entitled thereto had such reversion not occurred.

                                      ARTICLE IX

                                      Amendments

               A. Charter Amendments. Articles IV (other than paragraphs F and G), V, VI(A) and IX of these Articles of Incorporation shall not be amended in any manner (whether by modification or repeal of an existing Article or Articles or by addition of a new Article or Articles) except upon resolutions adopted by the affirmative vote of both (i) 80% of the Total Voting Power entitled to be cast by the holders of outstanding shares of Voting Stock, voting together as a single group, and (ii) two-thirds of the votes entitled to be cast by the Independent
          Shareholders present or duly represented at a shareholders' meeting, voting as a separate group; provided, however, that if such resolutions shall first be adopted by both a majority of the directors then in office and a majority of the Continuing Directors, voting as a separate group, then such resolutions shall be deemed adopted by the shareholders upon the affirmative vote of a majority of the Total Voting Power entitled to be cast by the holders of outstanding shares of Voting Stock, voting as a single group.

               B.   Bylaw Amendments.   Bylaws  of  this Corporation may be
          altered, amended, or repealed or new Bylaws may be adopted by:

                    (1) the shareholders, but only upon the affirmative vote of both (i) 80% of the Total Voting Power entitled to be cast by the holders of outstanding shares of Voting Stock, voting together as a single group, and (ii) two-thirds of the Total Voting Power entitled to be cast by the Independent Shareholders present or duly represented at a shareholders' meeting, voting as a separate group; or

                    (2) the Board of Directors, but only upon the affirmative vote of both (i) a majority of the directors then in office and (ii) a majority of the Continuing Directors, voting as a separate group.

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